Exhibit 10.8

FORM OF SERITAGE GROWTH PROPERTIES

TIME-VESTING RESTRICTED SHARE UNIT AGREEMENT

Name of Grantee:	(the “Grantee”)

No. of Restricted Share Units:

Grant Date:	(the “Grant Date”)

WHEREAS, the Grantee currently provides services to Seritage Growth Properties, a Maryland real estate investment trust or one of its Subsidiaries (the “Company”);

WHEREAS, the Company desires to (i) provide the Grantee with an incentive to remain in the employ of the Company or any of its Subsidiaries and (ii) increase the Grantee’s interest in the success of the Company by granting restricted share units (the “Restricted Share Units”) payable in the form of Shares; and

WHEREAS, reference is made herein to the Grantee’s employment agreement with the Company dated [●] (the “Employment Agreement”), as this issuance of Restricted Share Units constitutes the “Annual RSU” for purposes of the Company satisfying its obligations to grant such an award pursuant to the Employment Agreement; and

WHEREAS, the issuance of the Restricted Share Units is made pursuant to the Seritage Growth Properties 2015 Share Plan (the “Plan”); and (ii) made subject to the terms and conditions of this Seritage Growth Properties Time-Vesting Restricted Share Unit Agreement (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Definitions; Incorporation of Plan Terms. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan. This Agreement and the Restricted Share Units shall be subject to the Plan and the terms of the Plan are incorporated into this Agreement by reference. In the event of any difference between the provisions of this Agreement and the terms of the Plan, the terms of this Agreement will control. The Grantee hereby acknowledges receipt of a copy of the Plan.

2. Grant of Restricted Share Units.

(a) Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Company hereby grants and issues to the Grantee the Restricted Share Units specified above. The Company shall credit to a bookkeeping account (the “Account”) maintained by the Company (or a third party on behalf of the Company) for the Grantee’s benefit the Restricted Share Units, each of which shall be deemed to be the equivalent of one Share.

(b) If and whenever any ordinary cash dividends are declared on Shares, on the date such dividend is paid, the Grantee will receive payment of a dividend equivalent in respect of the number of Restricted Stock Units that are unvested and outstanding hereunder as of the record date of such dividend.

The Grantee’s rights to any cash dividend equivalent other than an ordinary cash dividend shall be subject to the terms of the Plan. The Grantee will not be entitled to voting or dividend equivalent rights with respect to record dates occurring before the Grant Date, nor with respect to record dates occurring on or after the date, if any, on which the Grantee forfeits the Restricted Share Units.

(c) If and whenever the Company declares and pays a dividend or distribution on the Shares in the form of additional Shares, or there occurs a forward split of Shares, then a number of additional Restricted Share Units shall be credited to the Account as of the payment date for such dividend or distribution or forward split equal to (i) the same number of Shares that would have been delivered on the same number of Restricted Share Units that are unvested and outstanding hereunder as of the record date of such event, multiplied by (ii) the number of additional Shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding Share. These additional Restricted Share Units shall become vested and deliverable upon the vesting of the Restricted Share Units to which such Shares relate as set forth in this Agreement.

3. Terms and Conditions.

(a) Vesting.

(i) All of the Restricted Share Units shall initially be unvested. All Restricted Share Units shall be subject to the vesting requirements set forth on Schedule A of this Agreement.

(ii) If the Grantee’s employment terminates due to the Grantee’s death or Disability, or the Grantee’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or the Grantee resigns with Good Reason (as defined in the Employment Agreement), the treatment of the Grantee’s Restricted Share Units will be as provided under the applicable terms of the Employment Agreement.

(iii) Except as otherwise provided in the Employment Agreement, upon the occurrence of a Change in Control, Section 13 of the Plan shall govern.

(b) Forfeiture. Except as otherwise provided in this Agreement, or the Employment Agreement, upon the termination of the Grantee’s employment with the Company and its Subsidiaries, the Grantee shall forfeit any and all Restricted Share Units which have not vested as of the date of such termination.

(c) Settlement. Restricted Share Units not previously forfeited shall be settled within thirty (30) days after the applicable Vesting Date (as set forth on Schedule A) under Section 3(a)(i) by delivery of one Share for each Restricted Share Unit being settled.

4. Taxes.

(a) This Section 4(a) applies only to (a) all Grantees who are U.S. employees, and (b) to those Grantees who are employed by a Subsidiary of the Company that is obligated under applicable local law to withhold taxes with respect to the settlement of the Restricted Share Units. Such Grantee shall pay to the Company or a designated Subsidiary, promptly upon request, and in any event at the time the Grantee recognizes taxable income with respect to the Restricted Share Units, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Share Units. The Grantee may satisfy the foregoing requirement by making a payment to the Company in cash or by delivering already owned unrestricted Shares or by having the Company withhold a number of Shares in which the Grantee would otherwise become vested under this Agreement, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their fair market value on the date as of which the amount of tax to be withheld is determined.

(b) The Grantee acknowledges that the tax laws and regulations applicable to the Restricted Share Units and the disposition of the shares following the settlement of Restricted Share Units are complex and subject to change.

5. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Share Units by any holder thereof in violation of the provisions of this Agreement or the Declaration of Trust or the Bylaws of the Company, will be valid, and the Company will not transfer any shares resulting from the settlement of Restricted Share Units on its books nor will any of such shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce such provisions.

6. Rights as a Shareholder. The Grantee shall not possess the right to vote the shares underlying the Restricted Share Units until the Restricted Share Units have settled in accordance with the provisions of this Agreement and the Plan.

7. Survival of Terms. This Agreement shall apply to and bind the Grantee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

8. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Grantee, to the Grantee’s attention at the mailing address set forth at the foot of this Agreement (or to such other address as the Grantee shall have specified to the Company in writing) and, if to the Company, to the Company’s office at 333 Beverly Road, Hoffman Estates, IL 60179, Attention: General Counsel (or to such other address as the Company shall have specified to the Grantee in writing). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

9. Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

10. Authority of the Administrator. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

11. Representations. The Grantee has reviewed with the Grantee’s own tax advisors the applicable tax (U.S., foreign, state, and local) consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that he (and not the Company) shall be responsible for any tax liability imposed upon him that may arise as a result of the transactions contemplated by this Agreement.

12. Entire Agreement; Governing Law. This Agreement and the Plan and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

13. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

14. Amendments; Construction. The Committee may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Grantee hereunder without his consent. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of this Restricted Share Unit and shall have no effect on the interpretation hereof.

15. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understand the terms and provision thereof, and accepts the shares of Restricted Share Units subject to all the terms and conditions of the Plan and this Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

16. Miscellaneous.

(a) No Rights to Grants or Continued Employment. The Grantee acknowledges that the award granted under this Agreement is not an employment right. Neither the Plan nor this Agreement, nor any action taken or omitted to be taken hereunder or thereunder, shall be deemed to create or confer on the Grantee any right to be retained as an employee of the Company or any Subsidiary thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary thereof to terminate the employment of the Grantee at any time.

(b) No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Agreement shall affect in any way the right or power of the Company or its Shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of shares or of options, warrants or rights to purchase shares or of bonds, debentures, preferred, or prior preference shares whose rights are superior to or affect the shares or the rights thereof or which are convertible into or exchangeable for shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

(c) Assignment. The Company shall have the right to assign any of its rights and to delegate any of its duties under this Agreement to any of its affiliates.

17. Code Section 409A. Notwithstanding anything in this Agreement to the contrary, the receipt of any benefits under this Agreement is intended to be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) pursuant to the short-term deferral exception provided for thereunder. The Restricted Share Units granted hereunder shall not be deferred, accelerated, extended, paid out or modified in a manner that would result in the application of Section 409A of the Code to such grants.

THIS AGREEMENT SHALL BE NULL AND VOID AND UNENFORCEABLE BY THE GRANTEE UNLESS SIGNED AND DELIVERED TO THE COMPANY NOT LATER THAN THIRTY (30) DAYS SUBSEQUENT TO THE GRANT DATE.

BY SIGNING THIS AGREEMENT, THE GRANTEE IS HEREBY CONSENTING TO THE PROCESSING AND TRANSFER OF THE GRANTEE’S PERSONAL DATA BY THE COMPANY TO THE EXTENT NECESSARY TO ADMINISTER AND PROCESS THE AWARDS GRANTED UNDER THIS AGREEMENT.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Grantee has executed this Agreement, both as of the day and year first above written.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Restricted Share Unit Agreement as of the date first above written.

COMPANY

SERITAGE GROWTH PROPERTIES

By:

Name:

Title:

GRANTEE

By:

Name:

Address:

SCHEDULE A

(TIME-VESTING RESTRICTED SHARE UNITS)

The Restricted Share Units shall vest in accordance with the following vesting schedule.

Vesting Date	Percentage of Restricted Share Units granted on Grant Date to Vest
[DATE]	[●	]%

[DATE]	[●	]%

[DATE]	[●	]%